As filed with the Securities and Exchange Commission on December 15, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EASTERN ENERGY GAS HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Virginia	46-3639580
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

10700 Energy Way

Glen Allen, Virginia 23060

(804) 613-5100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anne E. Bomar

Senior Vice President and General Counsel

Eastern Energy Gas Holdings, LLC

10700 Energy Way

Glen Allen, Virginia 23060

(804) 613-5100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Alan Bannister

Andrew L. Fabens

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Approximate date of commencement of proposed sale to the public: From time to time after effectiveness.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 15, 2023.

Prospectus

EASTERN ENERGY GAS HOLDINGS, LLC

$2,500,000,000

Senior Debt Securities

From time to time, Eastern Energy Gas Holdings, LLC, a Virginia limited liability company, may offer and sell senior debt securities in one or more series under this prospectus. We will provide the specific terms of the securities in supplements to this prospectus. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, investment considerations and the agents, dealers or underwriters, if any, to be used in connection with the sale of the securities. See “Plan of Distribution.” You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Investing in the securities involves risks. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities will not be listed on any securities exchange or included in any automated quotation system. Currently, there is no public market for the securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is                 , 2023

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to $2,500,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement or other offering materials as necessary. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement or other offering materials together with additional information described under the heading “Where You Can Find More Information.” When we use the terms “we”, “our”, “us”, or the “Company” in this prospectus, we are referring to Eastern Energy Gas Holdings, LLC.

You should rely only on the information contained in, or incorporated by reference in, this prospectus and any prospectus supplement. We have not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information. We are not, and any underwriters, agents or dealers are not, making an offer of these securities in any state where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of the prospectus supplement or that the information incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents. Our business, financial condition and results of operations may have changed since that date.

Forward-Looking Statements

This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. These statements are “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and Section 21E of the United States Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” Forward-looking statements can typically be identified by the use of forward-looking words, such as “will”, “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “intend,” “potential,” “plan,” “forecast” and similar terms. These statements are based upon our current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside our control and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others:

•

general economic, political and business conditions, as well as changes in, and compliance with, laws and regulations, including income tax reform, initiatives regarding deregulation and reliability and safety standards, affecting our operations or related industries;

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changes in, and compliance with, environmental laws, regulations, decisions and policies that could, among other items, increase operating and capital costs, reduce facility throughput, accelerate facility retirements or delay facility construction or acquisition;

•

the outcome of general rate cases, regulatory rate reviews and other proceedings conducted by FERC or other regulatory, governmental and legal bodies and our ability to recover costs through rates in a timely manner;

•

changes in economic, industry, competition or weather conditions, as well as demographic trends and new technologies, that could affect customer growth and usage, natural gas supply or our ability to obtain long-term contracts with customers and suppliers;

•	performance, availability and ongoing operation of our facilities due to the impacts of market conditions, outages and associated repairs, weather and operating conditions;

•

the effects of catastrophic and other unforeseen events, which may be caused by factors beyond our control or by a breakdown or failure of our operating assets, including severe storms, floods, fires, extreme temperature events, wind events, earthquakes, explosions, landslides, litigation, wars (including, for example, Russia’s invasion of Ukraine in February 2022), terrorism, pandemics, embargoes, and cyber security attacks, data security breaches, disruptions, or other malicious acts;

•	the ability to economically obtain insurance coverage, or any insurance coverage at all, sufficient to cover losses arising from catastrophic events;

•	the financial condition, creditworthiness and operational stability of our significant customers and suppliers;

•	changes in our business strategy or development plans;

•	availability, terms and deployment of capital, including reductions in demand for debt securities and other sources of debt financing and volatility in interest rates and credit spreads;

•	changes in our credit ratings;

•

the impact of certain contracts used to mitigate or manage volume, price and interest rate risk, including increased collateral requirements, and changes in commodity prices, interest rates and other conditions that affect the fair value of certain contracts;

•	the impact of inflation on costs and our ability to recover such costs in regulated rates;

•	increases in employee healthcare costs;

•

the impact of investment performance, certain participant elections such as lump sum distributions and changes in interest rates, legislation, healthcare cost trends, mortality and morbidity on pension and other postretirement benefits expense and funding requirements;

•	the ability to successfully integrate future acquired operations into our business;

•	the impact of supply chain disruptions and workforce availability on our ongoing operations and our ability to timely complete construction projects;

•

unanticipated construction delays, changes in costs, receipt of required permits and authorizations, ability to fund capital projects and other factors that could affect future facilities and infrastructure additions;

•	the availability and price of natural gas in applicable geographic regions and demand for natural gas supply;

•	the impact of new accounting guidance or changes in current accounting estimates and assumptions on our financial results; and

•	other business or investment considerations that may be disclosed from time to time in our filings with the SEC or in other publicly disseminated written documents.

Further details of the potential risks and uncertainties affecting us are described in this prospectus, including the “Risk Factors” section and other discussions contained in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing factors should not be construed as exclusive.

Eastern Energy Gas Holdings, LLC

We are a holding company, and together with our subsidiaries, conduct business activities consisting of Federal Energy Regulatory Commission (“FERC”)-regulated interstate natural gas transmission systems and underground storage operations in the eastern region of the U.S. and operate Cove Point LNG, LP (“Cove Point”), a liquefied natural gas export, import and storage facility. We own 75% of the limited partner interests and 100% of the general partner interest of Cove Point. In addition, we own a 50% noncontrolling interest in Iroquois Gas Transmission System, L.P., a 416-mile FERC-regulated interstate natural gas transmission system. We are an indirect wholly owned subsidiary of Berkshire Hathaway Energy Company (“BHE”). BHE is a holding company based in Des Moines, Iowa that owns subsidiaries principally engaged in the energy industry. BHE is a consolidated subsidiary of Berkshire Hathaway Inc.

Our principal office is located at 10700 Energy Way, Glen Allen, Virginia 23060. The telephone number is (804) 613-5100.

For additional information about us, see “Where You Can Find More Information” on page 14.

Risk Factors

Investing in the securities involves risks, including the risks described in the documents we incorporate by reference herein. You should carefully consider these risks and the other information contained or incorporated by reference in this prospectus and any prospectus supplement before deciding to invest in the securities, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as the same may be amended, supplemented or superseded from time to time by our subsequent filings under the Exchange Act. In addition, risks not known to us or that we believe are immaterial also may impair our business operations, financial condition and liquidity. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the discussions of risks that we have incorporated by reference before deciding whether an investment in our securities is suitable for you.

Use of Proceeds

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, which may include additions to working capital, reductions of our indebtedness, refinancing of existing securities, distributions or contributions to our affiliates, and financing of capital expenditures. We may invest funds not immediately required for such purposes in short-term securities. The amount and timing of sales of the securities described in this prospectus will depend on market conditions and the availability to us of other funds.

Description of Debt Securities

We will issue the Senior Debt Securities, which we may refer to as the “Debt Securities,” in one or more series under our Indenture dated as of October 1, 2013 between us and Deutsche Bank Trust Company Americas, as trustee, as amended and as supplemented from time to time, which is called the “Indenture” in this prospectus. We have summarized selected provisions of the Indenture below. The Indenture has been filed as an exhibit to the registration statement, and you should read the Indenture for provisions that may be important to you. In the summary below, we have included references to section numbers of the Indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the Indenture.

General

The Debt Securities will be our direct, unsecured obligations and will rank equally with all of our other senior and unsubordinated debt except to the extent provided in the applicable prospectus supplement or other offering materials.

Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the Debt Securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of Debt Securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders.

There is no limit on the amount of Debt Securities or other indebtedness we may issue. We may issue Debt Securities from time to time under the Indenture in one or more series by (1) entering into supplemental indentures and (2) resolution of our Board, a Board committee or at least two of our senior officers authorizing the issuance.

The Indenture does not protect the holders of Debt Securities if we incur additional indebtedness or engage in a highly leveraged transaction.

Provisions of a Particular Series

The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding Debt Securities, for issuances of additional Debt Securities of that series. The prospectus supplement or other offering materials for a particular series of Debt Securities will describe the terms of that series, including, if applicable, some or all of the following:

•	the title and type of the Debt Securities;

•	the total principal amount of the Debt Securities;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	the date or dates on which principal is payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

•	the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

•	any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

•	any payments due if the maturity of the Debt Securities is accelerated;

•	any optional redemption terms, or any terms regarding repayment at the option of the holder;

•	any provisions that would obligate us to repurchase, repay or otherwise redeem the Debt Securities, or any sinking fund provisions;

•	the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

•

if payments may be made, at our election or at the holder’s election, in a currency other than that in which the Debt Securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	any index or formula used for determining principal, interest, or premium, if any;

•	the percentage of the principal amount at which the Debt Securities will be issued, if other than 100% of the principal amount;

•

whether the Debt Securities are to be issued in fully registered certificated form or in book-entry form, represented by certificates deposited with the Trustee and registered in the name of a securities depositary or its nominee (Book-Entry Debt Securities);

•	denominations, if other than $1,000 each or multiples of $1,000;

•	any rights that would allow us to defer or extend an interest payment date in connection with any series of Debt Securities;

•	the identity of the series trustee, if other than the Trustee;

•	any changes to events of defaults or covenants;

•	if any series of Debt Securities will not be subject to defeasance or covenant defeasance; and

•	any other terms of the Debt Securities.

The prospectus supplement will also indicate any special tax implications of the Debt Securities and any provisions granting special rights to holders when a specified event occurs.

Redemption

No Debt Security will be subject to amortization or redemption, unless otherwise provided in the applicable prospectus supplement or other offering materials. Any provisions relating to the amortization or redemption of Debt Securities will be set forth in the applicable prospectus supplement or other offering materials, including whether amortization or redemption is mandatory or at our option. If no redemption date or redemption price is indicated with respect to a Debt Security, we may not redeem the Debt Security prior to its stated maturity. Debt Securities subject to redemption by us will be subject to the following terms:

•	redeemable on and after the applicable redemption dates;

•	redemption dates and redemption prices fixed at the time of sale and set forth on the Debt Security; and

•

redeemable in whole or in part (provided that any remaining principal amount of the Debt Security will be equal to an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not more than 60 nor less than 20 days prior to the date of redemption. (Section 1104 of the Indenture.)

We will not be required to:

•	issue, register the transfer of or exchange any Debt Securities of a series during the period beginning 15 days before the date the Debt Securities of that series are selected for redemption; or

•	register the transfer of or exchange any Debt Security of that series selected for redemption except the unredeemed portion of a Debt Security being partially redeemed. (Section 305 of the Indenture.)

Repayment at the Option of the Holders; Repurchases by the Company

We must repay the Debt Securities at the option of the holders prior to the Stated Maturity Date only if specified in the applicable prospectus supplement or other offering materials. Unless otherwise provided in the prospectus supplement or other offering materials, the Debt Securities subject to repayment at the option of the holder will be subject to repayment:

•	on the specified Repayment Dates; and

•	at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the Repayment Date. (Section 1302 of the Indenture.)

For any Debt Security to be repaid, the Trustee must receive, at its office maintained for that purpose in the Borough of Manhattan, New York City not more than 180 nor less than 60 calendar days prior to the date of repayment:

•	in the case of a certificated Debt Security, the certificated Debt Security and the form in the Debt Security entitled Option to Elect Repayment duly completed; or

•

in the case of a book-entry Debt Security, instructions to that effect from the beneficial owner to the securities depositary and forwarded by the securities depositary. Exercise of the repayment option by the holder will be irrevocable. (Section 1303 of the Indenture.)

Only the securities depositary may exercise the repayment option in respect of beneficial interests in the book-entry Debt Securities. Accordingly, beneficial owners that desire repayment in respect of all or any portion of their beneficial interests must instruct the participants through which they own their interests to direct the securities depositary to exercise the repayment option on their behalf. All instructions given to participants from beneficial owners relating to the option to elect repayment will be irrevocable. In addition, at the time the instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the book-entry Debt Securities or the global certificate representing the related book-entry Debt Securities, on the securities depositary’s records, to the Trustee. See Description of Debt Securities—Global Securities.

Payment and Transfer; Paying Agent

The paying agent will pay the principal of any Debt Securities only if those Debt Securities are surrendered to it. Unless we state otherwise in the applicable prospectus supplement or other offering materials, the paying agent will pay principal, interest and premium, if any, on Debt Securities, subject to such surrender, where applicable, at its office or, at our option:

•

by wire transfer to an account at a banking institution in the United States that is designated in writing to the Trustee prior to the deadline set forth in the applicable prospectus supplement or other offering materials by the person entitled to that payment (which in the case of Book-Entry Debt Securities is the securities depositary or its nominee); or

•	by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Debt Securities. (Sections 307 & 1001 of the Indenture.)

Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Debt Security, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We expect that the securities depositary, upon receipt of any payment of principal, interest or premium, if any, in a Book-Entry Debt Security, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Book-Entry Debt Security as shown on the records of the securities depositary. We also expect that payments by participants to owners of beneficial interests in a Book-Entry Debt Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the participants.

Unless we state otherwise in the applicable prospectus supplement or other offering materials, the principal corporate trust office of the Trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts. (Section 1002 of the Indenture.)

Any money that we have paid to a paying agent for principal or interest on any Debt Securities which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to us, holders should look only to us for those payments. (Section 1003 of the Indenture.)

Fully registered securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency we maintain for those purposes, without the payment of any service charge except for any tax or governmental charge and related expenses. (Sections 305 and 1002 of the Indenture.)

Global Securities

We may issue some or all of the Debt Securities as Book-Entry Debt Securities. Book-Entry Debt Securities will be represented by one or more fully registered global certificates. Book-Entry Debt Securities of like tenor and terms up to $500,000,000 aggregate principal amount may be represented by a single global certificate. Each global certificate will be deposited with the Trustee and registered in the name of the securities depositary or its nominee. Unless it is exchanged in whole or in part for Debt Securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary. (Section 305 of the Indenture.)

Unless otherwise stated in any prospectus supplement or other offering materials, The Depository Trust Company will act as the securities depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by the securities depositary and its participants. If there are any additional or differing terms of the depositary arrangement with respect to the Book-Entry Debt Securities, we will describe them in the applicable prospectus supplement or other offering materials.

Holders of beneficial interests in Book-Entry Debt Securities represented by a global certificate are referred to as beneficial owners. Beneficial owners will be limited to institutions having accounts with the securities depositary or its nominee, which are called participants in this discussion, and to persons that hold beneficial interests through participants. When a global certificate representing Book-Entry Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Book-Entry Debt Securities the global certificate represents to the accounts of its participants. Ownership of beneficial interests in a global certificate will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the securities depositary, with respect to participants’ interests; and

•	any participant, with respect to interests the participant holds on behalf of other persons.

As long as the securities depositary or its nominee is the registered holder of a global certificate representing Book-Entry Debt Securities, that person will be considered the sole owner and holder of the global certificate and the Book-Entry Debt Securities it represents for all purposes. Except in limited circumstances, beneficial owners:

•	may not have the global certificate or any Book-Entry Debt Securities it represents registered in their names;

•	may not receive or be entitled to receive physical delivery of certificated Book-Entry Debt Securities in exchange for the global certificate; and

•

will not be considered the owners or holders of the global certificate or any Book-Entry Debt Securities it represents for any purposes under the Debt Securities or the Indenture. (Section 308 of the Indenture.)

We will make all payments of principal, interest and premium, if any, on a Book-Entry Debt Security to the securities depositary or its nominee as the holder of the global certificate. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

Payments participants make to beneficial owners holding interests through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global certificate. None of the following will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global certificate representing Book-

Entry Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	the Company;

•	the Trustee; or

•	any agent of any of the above.

Covenants

Under the Indenture we will:

•	pay the principal, interest and premium, if any, on the Debt Securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the Trustee at the end of each fiscal year confirming our compliance with our obligations under the Indenture;

•	preserve and keep in full force and effect our limited liability existence except as provided in the Indenture; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any. (Sections 1001, 1002, 1003, 1005 & 1006 of the Indenture.)

Limitation on Liens

While any of the Debt Securities are outstanding (other than those to which the limitation on liens covenant is expressly inapplicable), we are not permitted to create liens upon any Principal Property (as defined below) or upon any shares of stock of any Material Subsidiary (as defined below), which we now own or will own in the future, to secure any of our debt, unless at the same time we provide that the Debt Securities will also be secured by that lien on an equal and ratable basis. However, we are generally permitted to create the following types of liens:

(1)

purchase money liens on future property acquired by us; liens of any kind existing on property or shares of stock or other securities at the time they are acquired by us; conditional sales agreements and other title retention agreements on future property acquired by us (as long as none of those liens cover any of our other properties);

(2)

liens on our property or any shares of stock or other securities of any Material Subsidiary that existed as of the date the Debt Securities were first issued; liens on the shares of stock or other securities of any legal entity, which liens existed at the time that entity became a Material Subsidiary; certain liens typically incurred in the ordinary course of business;

(3)

liens in favor of the United States (or any State), any foreign country or any department, agency or instrumentality or political subdivision of those jurisdictions, to secure payments pursuant to any contract or statute or to secure any debt incurred for the purpose of financing the purchase price or the cost of constructing or improving the property subject to those liens, including, for example liens to secure debt of the pollution control or industrial revenue bond type;

(4)

debt that we may issue in connection with a consolidation or merger of the Company or any Material Subsidiary with or into any other company (including any of our affiliates or Material Subsidiaries) in exchange for secured debt of that company (Third Party Debt) as long as that debt (i) is secured by a mortgage on all or a portion of the property of that company, (ii) prohibits secured debt from being incurred by that company, unless the Third Party Debt is secured on an equal and ratable basis, or (iii) prohibits secured debt from being incurred by that company;

(5)	debt of another company that we must assume in connection with a consolidation or merger of that company, with respect to which any of our property is subjected to a lien;

(6)

liens on any property that we acquire, construct, develop or improve after the date the Debt Securities are first issued that are created before or within 18 months after the acquisition, construction, development or improvement of the property and secure the payment of the purchase price or related costs;

(7)	liens in favor of us, our Material Subsidiaries or our wholly-owned subsidiaries;

(8)	the replacement, extension or renewal of any lien referred to above in clauses (1) through (7) as long as the amount secured by the liens or the property subject to the liens is not increased; and

(9)

any other lien not covered by clauses (1) through (8) above as long as immediately after the creation of the lien the aggregate principal amount of debt secured by all liens created or assumed under this clause (9) does not exceed 10% of the members’ equity, as shown on the company’s consolidated balance sheet for the accounting period occurring immediately prior to the creation or assumption of such lien.

When we use the term “lien” in this section, we mean any mortgage, lien, pledge, security interest or other encumbrance of any kind; “Material Subsidiary” means each of our subsidiaries whose total assets (as determined in accordance with GAAP in the United States) represent at least 20% of our total assets on a consolidated basis; and “Principal Property” means any of our plants or facilities located in the United States that in the opinion of our Board or management is of material importance to the business conducted by us and our consolidated subsidiaries taken as whole. (Section 1008 of the Indenture.)

Consolidation, Merger or Sale

While any of the Debt Securities are outstanding (other than those to which the following covenant is expressly inapplicable), we may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any person or acquire all or substantially all of the assets of another person unless (i) either we are the continuing corporation, or the successor corporation (if other than us) is a corporation organized and existing under the laws of any domestic or foreign jurisdiction and such corporation expressly assumes the due and punctual payment of the principal of and interest on the Debt Securities, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by us by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) immediately after giving effect to such transaction, no Event of Default under the Indenture has happened and is continuing.

In case of any such consolidation, merger or conveyance, such successor corporation will succeed to and be substituted for us, with the same effect as if it had been named as us in the Indenture, and in the event of such conveyance (other than by way of a lease), we will be discharged of all of our obligations and covenants under the Indenture and the Debt Securities. (Sections 801 & 802 of the Indenture.)

Events of Default

Event of Default when used in the Indenture will mean any of the following with respect to Debt Securities of any series (other than those to which one or more of the following is expressly inapplicable):

•	failure to pay the principal or any premium on any Debt Security when due;

•	failure to deposit any sinking fund payment for that series when due that continues for 60 days;

•

failure to pay any interest on any Debt Securities of that series, when due, that continues for 60 days; provided that, if applicable, for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of the applicable series of Debt Securities that permit such deferrals;

•

failure to perform any other covenant in the Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Trustee or the holders of at least 33% of the outstanding Debt Securities of that series give written notice of the default;

•	certain events in bankruptcy, insolvency or reorganization of the Company; or

•	any other Event of Default included in the Indenture or any supplemental indenture. (Section 501 of the Indenture.)

In the case of a general covenant default described above, the Trustee, acting at the direction of the holders, may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Debt Securities of that series, together with the Trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under the Indenture. Additional events of default may be established for a particular series and, if established, will be described in the applicable prospectus supplement, or other offering materials.

If an Event of Default for any series of Debt Securities occurs and continues, the Trustee or the holders of at least 33% in aggregate principal amount of the Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the declaration. (Section 502 of the Indenture.)

The Trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal or interest) if it considers the withholding of notice to be in the best interests of the holders. Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders, unless the holders offer the Trustee indemnity reasonably satisfactory to the Trustee. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Debt Securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of Debt Securities. However, the Trustee must give the holders of Debt Securities notice of any default to the extent provided by the Trust Indenture Act of 1939, as amended. (Sections 512, 601, 602 & 603 of the Indenture.)

The holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Debt Security on its maturity date or redemption date and to enforce those payments. (Section 508 of the Indenture.)

Satisfaction and Discharge

The Indenture will cease to be of further effect with respect to the Debt Securities of a given series if, at any time:

•	all Debt Securities of such series have been delivered to the applicable Trustee for cancellation; or

•

all Debt Securities of such series not delivered to the applicable Trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the applicable Trustee, and we have deposited with the applicable Trustee funds in trust in an amount sufficient to pay upon maturity or redemption the principal, interest, premium, if any, and other amounts due with respect to all outstanding Debt Securities of such series.

Notwithstanding the above, certain provisions of the Indenture will survive, including with respect to the rights, obligations and immunities of the applicable Trustee, certain rights with respect to registration of the transfer or exchange of such Debt Securities, and the right of holders to receive payment from the amounts deposited with the Trustee. (Section 401 of Indenture.)

Defeasance

Unless we elect differently in the applicable supplemental indenture, the following discussion of legal defeasance and covenant defeasance will apply to the Debt Securities.

Legal Defeasance

We can legally release ourselves from our payment and other obligations under the Indenture with respect to any series of Debt Securities (such release, a Legal Defeasance) if certain conditions under the Indenture are satisfied, including:

•

us irrevocably depositing with the Trustee cash, government obligations or a combination of cash and government obligations that will generate enough cash to make interest, principal and any additional payments on such Debt Securities through the stated maturity or redemption date of such Debt Securities;

•

that there has been a change in the applicable U.S. federal income tax law or a ruling by the Internal Revenue Service (IRS) to the effect that holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, and in the same manner and at the same times, as would have been the case if such Legal Defeasance had not occurred; and

•	us delivering a legal opinion to the Trustee confirming the tax law change or IRS ruling described in the bullet above.

Under current U.S. federal income tax law, the deposit in trust and our legal release from the Debt Securities as discussed above would be treated as a taxable exchange of the Debt Securities. We encourage prospective holders to consult with their own tax advisors as to the specific consequences of a Legal Defeasance.

If we were to effect a Legal Defeasance with respect to a series of Debt Securities as described above, holders of such Debt Securities would rely solely on the amounts deposited with the applicable Trustee with respect to payments due under such Debt Securities and we would not be responsible for any such payments in the event of a shortfall. (Section 402 of the Indenture.)

Covenant Defeasance

We can legally release ourselves from certain covenants applicable to any series of Debt Securities under the Indenture (such release, a Covenant Defeasance) if certain conditions under the Indenture are satisfied, including:

•

us irrevocably depositing with the applicable Trustee cash, government obligations or a combination of cash and government obligations that will generate enough cash to make interest, principal and any additional payments on such Debt Securities through the stated maturity or redemption date of such Debt Securities; and

•

us delivering a legal opinion to the Trustee to the effect that holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, and in the same manner and at the same times, as would have been the case if such Covenant Defeasance had not occurred.

If we were to effect a Covenant Defeasance with respect to a series of Debt Securities as described above, we would still be responsible for payments with respect to such Debt Securities in the event of a shortfall in the funds deposited with the applicable Trustee. (Section 402 of the Indenture.)

Modification of Indenture; Waiver

Under the Indenture our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Section 902 of the Indenture.) In addition, we may supplement the Indenture to create new series of Debt Securities and for certain other purposes, without the consent of any holders of Debt Securities. (Section 901 of the Indenture.)

The holders of a majority of the outstanding Debt Securities of all series under the Indenture with respect to which a default has occurred and is continuing may waive a default for all those series, except a default in the payment of principal or interest, or any premium, on any Debt Securities or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Debt Security of the series affected. (Section 513 of the Indenture.)

Concerning the Trustee

Deutsche Bank Trust Company Americas is the Trustee under the Indenture. We and certain of our affiliates may maintain deposit accounts and banking relationships with Deutsche Bank Trust Company Americas. Deutsche Bank Trust Company Americas may also serve as trustee under one or more other indentures pursuant to which securities of one or more of our affiliates are outstanding from time to time. Affiliates of Deutsche Bank Trust Company Americas have likely purchased, and are likely to purchase in the future, our securities and securities of our affiliates. The Trustee will perform only those duties that are specifically described in the Indenture unless an event of default under an Indenture occurs and is continuing. The Trustee is under no obligation to exercise any of its powers under the Indenture at the request of any holder of Debt Securities unless that holder offers indemnity to the Trustee satisfactory to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 601 of the Indenture.)

The Indenture permits us to name a different trustee for individual series of Debt Securities. If named, a series trustee performs the duties that would otherwise be performed by the Trustee under the Indenture with respect to that series; the series trustee will have no greater liabilities or obligations and will be entitled to all the rights and exculpations with respect to such series that would otherwise be available to the Trustee. If a series trustee is named, information about any series trustee will be disclosed in the prospectus supplement and the Trustee under the Indenture will have no responsibility with respect to that series.

Deutsche Bank Trust Company Americas administers its corporate trust business at 1 Columbus Circle, 17th Floor, New York, NY 10019 or such other address as the Trustee may notify to the Company from time to time.

Plan of Distribution

We may offer and sell or exchange the securities described in this prospectus:

•	through agents;

•	through one or more underwriters;

•	through one or more dealers;

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise); or

•	through a combination of any such methods of sale.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices;

•	at negotiated prices; or

•	at a fixed exchange ratio in return for other of our securities.

Offers to purchase or exchange the securities may be solicited by agents designated by us from time to time. Any such agent will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If an underwriter or underwriters are utilized in the sale of the securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

If a dealer is utilized in the sale of the securities, we or an underwriter will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement relating thereto.

In connection with a particular underwritten offering of securities, and in compliance with applicable law, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the classes or series of securities offered, including stabilizing transactions and syndicate covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. A description of these activities, if any, will be set forth in the prospectus supplement relating to that offering.

Offers to purchase or exchange the securities may be solicited directly by us and sales or exchanges thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

We may enter into agreements with agents, underwriters and dealers under which we agree to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof. The terms and conditions of such indemnification or contribution will be described in the applicable prospectus supplement. Certain of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., which we refer to as “FINRA,” the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

Where You Can Find More Information

We file annual, quarterly and special reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. Our SEC filings are available to the public from the SEC’s Internet site at http://www.sec.gov. Our annual and quarterly SEC filings can also be accessed via the following website address maintained by BHE: https://www.brkenergy.com/investors/financial-filings. The information found on such website, other than any of our SEC filings that are incorporated by reference herein, is not part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities described in this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and the securities described in this prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The information filed by us with the SEC in the future will automatically update and supersede this information.

We incorporate by reference our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file the registration statement that contains this prospectus and prior to the termination of any offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement; except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless specifically noted below or in a prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2022;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023; and

•	Current Reports on Form 8-K filed July 10, 2023 and September 1, 2023 and on From 8-K/A filed November 17, 2023.

You may request a copy of any of the documents incorporated by reference at no cost, by writing or telephoning us at:

Eastern Energy Gas Holdings, LLC

10700 Energy Way

Glen Allen, Virginia 23060

Attn: Legal Department

Telephone (804) 613-5100

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such document.

Legal Matters

The validity of the securities described in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Certain matters of Virginia law have been passed upon for us by Anne E. Bomar, our Senior Vice President and General Counsel. Underwriters, dealers or agents, if any, who we will identify in a prospectus supplement or other offering materials, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

Experts

The financial statements of Eastern Energy Gas Holdings, LLC as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2023 and 2022, June 30, 2023 and 2022 and September 30, 2023 and 2022, which is incorporated by reference herein, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 incorporated by reference herein, they did not audit, and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by Eastern Energy Gas Holdings, LLC in connection with the issuance and distribution of the securities being registered. All amounts are estimates other than the SEC registration fee.

Amount to be Paid
Registration Fee		$369,000
Printing Expenses		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Rating Agency Fees		*
Trustee Fees and Expenses		*
Miscellaneous Expenses		*

Total	$	*

*	To be provided in an amendment or filing, or exhibit thereto, with the SEC pursuant to the Exchange Act and incorporated herein by reference.

Item 15. Indemnification of Directors and Officers.

Section 13.1-1009 of the Virginia Limited Liability Company Act permits a Virginia limited liability company, subject to any standards and restrictions set forth in its articles of organization or operating agreement, to indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member, manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

Our operating agreement requires us to indemnify and protect our directors and officers and our sole member against any and all claims, liabilities, costs and expenses (including, but not limited to, reasonable legal fees and costs) arising directly or indirectly from any suit, action, investigation or proceeding (whether formal or informal) brought or threatened against them that is based on their acts or omissions on behalf of us, unless such acts or omissions violate our operating agreement, constitute willful misconduct or result from a knowing violation of criminal law. However, under our operating agreement, we have no obligation to indemnify our directors, officers or sole member to the extent they are entitled to be indemnified by another source, such as an insurance company.

Item 16. Exhibits.

Exhibit	Description

1.1*	Form of Underwriting Agreement.

4.1	Indenture, dated as of October 1, 2013, by and between Dominion Energy Gas Holdings, LLC and Deutsche Bank Trust Company Americas, Trustee (incorporated by reference to Exhibit 4.1, Form S-4, File No. 333-195066 dated April 4, 2014).

4.2*	Form of Supplemental Indenture.

4.3	Third Supplemental Indenture, dated as of October 1, 2013, by and between Dominion Energy Gas Holdings, LLC and Deutsche Bank Trust Company Americas, Trustee, relating to the 4.80% Senior Notes due 2043 (incorporated by reference to Exhibit 4.4, Form S-4, File No. 333-195066, dated April 4, 2014).

4.4	Fifth Supplemental Indenture, dated as of December 1, 2014, by and between Dominion Energy Gas Holdings, LLC and Deutsche Bank Trust Company Americas, Trustee, relating to the 3.60% Senior Notes due 2024 (incorporated by reference to Exhibit 4.3 to the Eastern Energy Gas Holdings, LLC Current Report on Form 8-K dated December 8, 2014).

4.5	Sixth Supplemental Indenture, dated as of December 1, 2014, by and between Dominion Energy Gas Holdings, LLC and Deutsche Bank Trust Company Americas, Trustee, relating to the 4.60% Senior Notes due 2044 (incorporated by reference to Exhibit 4.4 to the Eastern Energy Gas Holdings, LLC Current Report on Form 8-K dated December 8, 2014).

4.6	Eighth Supplemental Indenture, dated as of May 1, 2016, by and between Dominion Energy Gas Holdings, LLC and Deutsche Bank Trust Company Americas, Trustee, relating to the 3.80% Senior Notes due 2031 (incorporated by reference to Exhibit 4.1.a to the Eastern Energy Gas Holdings, LLC Form 10-Q for the quarter ended June 30, 2016).

4.7	Ninth Supplemental Indenture, dated as of June 1, 2016, by and between Dominion Energy Gas Holdings, LLC and Deutsche Bank Trust Company Americas, Trustee, relating to the 1.45% Senior Notes due 2026 (incorporated by reference to Exhibit 4.1.b to the Eastern Energy Gas Holdings, LLC Form 10-Q for the quarter ended June 30, 2016).

4.8	Twelfth Supplemental Indenture, dated November 1, 2019, by and between Dominion Energy Gas Holdings, LLC and Deutsche Bank Trust Company Americas, Trustee, relating to the 2.50% Senior Notes due 2024 (incorporated by reference to Exhibit 4.2 to the Eastern Energy Gas Holdings, LLC Current Report on Form 8-K dated November 21, 2019).

4.9	Thirteenth Supplemental Indenture, dated November 1, 2019, by and between Dominion Energy Gas Holdings, LLC and Deutsche Bank Trust Company Americas, Trustee, relating to the 3.00% Senior Notes due 2029 (incorporated by reference to Exhibit 4.3 to the Eastern Energy Gas Holdings, LLC Current Report on Form 8-K dated November 21, 2019).

4.10	Fourteenth Supplemental Indenture, dated November 1, 2019, by and between Dominion Energy Gas Holdings, LLC and Deutsche Bank Trust Company Americas, Trustee, relating to the 3.90% Senior Notes due 2049 (incorporated by reference to Exhibit 4.4 to the Eastern Energy Gas Holdings, LLC Current Report on Form 8-K dated November 21, 2019).

4.11	Fifteenth Supplemental Indenture, dated as of June 30, 2021, by and between Eastern Energy Gas Holdings, LLC and Deutsche Bank Trust Company Americas, as trustee, to the Indenture dated as of October 1, 2013, by and between Eastern Energy Gas Holdings, LLC and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to the Eastern Energy Gas Holdings, LLC Current Report on Form 8-K dated July 1, 2021).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

5.2	Opinion of Anne E. Bomar.

15.1	Awareness Letter of Deloitte & Touche LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Anne E. Bomar (included in Exhibit 5.2).

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included in signature pages).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas for the Debt Securities.

107	Filing Fee Table.

*	To be filed as an exhibit to an amendment hereto or as an exhibit to a document to be incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on December 15, 2023.

EASTERN ENERGY GAS HOLDINGS, LLC

By:	/s/ Paul E. Ruppert
Paul E. Ruppert
President (principal executive officer)

The undersigned officers and directors of Eastern Energy Gas Holdings, LLC hereby severally constitute and appoint Paul E. Ruppert and Scott C. Miller, and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this registration statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as she or he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or her or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul E. Ruppert Paul E. Ruppert	President (principal executive officer)	December 15, 2023

/s/ Scott C. Miller Scott C. Miller	Vice President, Chief Financial Officer & Treasurer (principal financial and accounting officer)	December 15, 2023

/s/ Mark A. Hewett Mark A. Hewett	Manager	December 15, 2023

/s/ Calvin D. Haack Calvin D. Haack	Manager	December 15, 2023

/s/ Natalie L. Hocken Natalie L. Hocken	Manager	December 15, 2023